UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 3, 2007

EQUITABLE RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the Stock Purchase Agreement, dated March 1, 2006, by and between Equitable Resources, Inc. (the “Company”) and Dominion Resources, Inc. (as successor by merger to Consolidated Natural Gas Company ) (“Dominion”) relating to the purchase by the Company of The Peoples Natural Gas Company (“Peoples”) and Hope Gas, Inc. (“Hope”).  The Company agreed on July 3, 2007 not to exercise its termination right under the Stock Purchase Agreement prior to September 1, 2007 pending further discussions regarding an amendment, which would allow the sale of Peoples to close in advance of the sale of Hope if the Federal Trade Commission’s injunction is lifted.  Dominion has agreed not to exercise its termination right under the Stock Purchase Agreement prior to November 1, 2007.  The Company will file the letter agreement with its Form 10-Q for the quarter ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and
Chief Financial Officer

Date: July 3, 2007